UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23150 Fashion Drive, Suite 232

Estero, Florida 33928

(Address of Principal Executive Offices)

(415) 592-7399

(Registrant’s Telephone Number)

194 Candelaro Drive, #233

Humacao, PR 00791

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported, on February 6, 2026, Aspire Biopharma Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), up to 25,000 shares (the “Shares”) of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which Preferred Stock is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as more fully described in the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, as amended (the “Certificate of Designation”).

Pursuant to the Certificate of Designation, which was filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on February 6, 2026, subject to Stockholder Approval (as defined below, and which has been obtained on April 10, 2026), each share of Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion price equal to 80% of the lowest closing price of our Common Stock as of the closing of the Principal Market (as such term is defined in the Certificate of Designation) for each of the five (5) Trading Days (as such term is defined in the Certificate of Designation) immediately prior to the date of conversion, or other date of determination (but in no event less than the floor price), subject to certain adjustments as set forth in the Certificate of Designation (the “Conversion Price”). The floor price is equal to 20% of the Minimum Price (as such term is defined by the rules and regulations of The Nasdaq Stock Market LLC under Nasdaq Listing Rule 5635(d)(1)(A)) or such lower amount as permitted, from time to time, by the Principal Market (the “Floor Price”). The number of shares of Common Stock issuable upon conversion of a share of Preferred Stock shall be determined by dividing (x) the stated value of the Preferred Stock to be converted by (y) the Conversion Price.

The shares of Preferred Stock are convertible immediately upon issuance, at the option of the holder, at the Conversion Price, subject to a conversion cap that limits the conversion of the Preferred Stock such that an Investor may not beneficially own more than 4.99% of the shares of Common Stock that would be issued and outstanding following such conversion (the “Maximum Percentage”). An Investor may decrease or increase the Maximum Percentage by written notice to the Company from time to time to any other percentage not in excess of 9.99%, provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Company obtained Stockholder Approval for the conversion of the Shares in excess of 19.99%, on April 10, 2026.

As previously disclosed, pursuant to the Securities Purchase Agreement, the Company and the investors agreed to an additional tranche of approximately $10,000,000. On April 15, 2026, the Company closed on an aggregate of 13,750 Shares resulting in gross proceeds of $11,000,000 including the conversion of $943,801 in existing debt into Shares on the same terms, before deducting fees to be paid to the placement agents and financial advisors of the Company and other estimated offering expenses payable by the Company.

RBW Capital Partners, LLC, acted as placement agent for the Offering. As compensation in connection with the Offering, the Company paid the placement agent a placement agent fee equal to $900,000.

The Offering

The initial closing of the issuance of Preferred Stock occurred on or February 6, 2025 (the “Initial Closing”). At the Initial Closing, the Company issued 13,750 Shares of Preferred Stock for aggregate gross proceeds of $11,000,000 million, which included $943,801 of debt that converted into Preferred Shares on the same terms.

Second Closing

On April 15, 2026, a second closing was completed, pursuant to which the Company issued an additional 12,500 Shares of Preferred Stock for aggregate proceeds of $10,000,000 (the “Second Closing”). The Company’s registration statement to register the shares of Common Stock issuable upon the conversion of the Shares was deemed effective on April 14, 2025 (File No. 333-293515), and the Company’s shareholders approved the issuance of the additional conversion Shares on April 10, 2026.

As a result of the Offering, and as of the date of this filing, the Company believes it has stockholders’ equity in excess of $2.5 million, which is the minimum requirement applicable to the Company for continued listing on The Nasdaq Capital Market. The Company awaits Nasdaq’s formal confirmation of compliance.

The Securities Purchase Agreement and Registration Rights Agreement contain certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Securities Purchase Agreement and Registration Rights Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties.

The form of the Securities Purchase Agreement and Registration Rights Agreement, are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Preferred Stock, and the Common Stock and the terms of the Securities Purchase Agreement and Registration Rights Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are filed herewith or incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On April 13, 2026, Aspire Biopharma Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Amendment”).

The Certificate of Amendment amends the Company’s previously filed Certificate of Designation of Series A Convertible Preferred Stock, which was originally filed on February 2, 2026.

Pursuant to the Certificate of Amendment, the Company amended certain provisions of the Certificate of Designation, including clarifying and restating provisions relating to the designation and number of shares of Series A Convertible Preferred Stock. As amended, the Company has designated 30,000 shares of Series A Convertible Preferred Stock, each with a par value of $0.0001 and a stated value of $1,000 per share.

Except as expressly modified by the Certificate of Amendment, the Certificate of Designation remains in full force and effect.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s intended use of the net proceeds from the Offering, the filing and timing of a resale registration statement. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks associated with market conditions; risks associated with the Company’s cash needs; and risks and uncertainties associated with the Company’s business and finances in general; and other risks and uncertainties set forth from time to time in the Company’s filings with the Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on April 13, 2026

10.1	Form of Securities Purchase Agreement, dated February 6, 2026 by and among Aspire Biopharma Holdings, Inc. and the purchasers named therein (incorporated by reference to the current report on Form 8-K, filed on by the Company on February 12, 2026)

10.2	Form of Registration Rights Agreement, dated February 6, 2026 by and among Aspire Biopharma Holdings, Inc. and the holders named therein (incorporated by reference to the current report on Form 8-K, filed on by the Company on February 12, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

	By:	/s/ Ernest Scheidemann
Ernest Scheidemann
Chief Financial Officer

Date: April 16, 2026